Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

SPRINGVIEW HOLDINGS LTD

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares Stock, par value $0.0001	457(a)	250,000	$5	$1,250,000	$0.00015310	$191.37
Carry Forward Securities
Carry Forward Securities		—	—	—	—	—	—	—
	Total Offering Amounts					$1,250,000
	Total Fees Previously Paid(3)					$1,789.65
	Total Fees Offset Previously Claimed(3)					$738.00
	Total Current Fees Offset					$191.37
	Net Fee Due					$0

(1)	Represents only the additional number of the Registrant’s Class A ordinary shares being registered. Does not include the Class A ordinary shares that the Registrant previously registered on the Registration Statement on Form F-1, as amended (File No. 333-278521) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on September 30, 2024.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.

(3)	The Registrant initially registered 2,300,000 Class A ordinary shares (including overallotment option and shares underlying the Underwriters' warrant) and paid a fee of $1,789.65 on April 5, 2024 based on a fee rate of $147.60 per $1,000,000 of offering amount. On August 7, 2024, the Registrant subsequently amended the registration to 1,250,000 Class A ordinary shares, removing the overallotment option and shares underlying the Underwriters' warrant. The correct fee for the amended registration of 1,250,000 Class A ordinary shares would have been $738.00 based on the fee rate of $147.60 per $1,000,000 of offering amount. This results in an overpayment of $1,051.65 ($1,789.65 - $738.00) available for offset under Rule 457(p). This Form F-1 MEF registers an additional 250,000 Class A ordinary shares. The fee for these additional shares is $191.37 based on the current fee rate of $153.10 per $1,000,000 of offering amount effective October 1, 2024. Pursuant to Rule 457(p), the Registrant claims a fee offset of $191.37 from the available overpayment. After applying this offset, the total net fee due for this Form F-1 MEF is $0. The remaining overpayment of $860.28 ($1,051.65 - $191.37) may be available for future use, subject to the limitations of Rule 457(p).